XENIA HOTELS & RESORTS, INC.
ARTICLES SUPPLEMENTARY
PROHIBITING THE ELECTION OF SECTIONS 3-803, 3-804(a), 3-804(b) AND 3-805
OF THE MGCL WITHOUT STOCKHOLDER APPROVAL
XENIA HOTELS & RESORTS, INC., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: Under a power contained in Section 3-802(c) of Title 3, Subtitle 8 of the Maryland General Corporation Law (the “MGCL”), the Board of Directors of the Corporation (the “Board”) has resolved to prohibit the Corporation from electing to be subject to any of Sections 3-803, 3-804(a), 3-804(b) and 3-805 of the MGCL unless the repeal of such prohibition with respect to any such section is approved by the affirmative vote of at least a majority of the votes cast on the matter by stockholders of the Corporation entitled to vote generally in the election of directors of the Corporation.
SECOND: The action to prohibit the Corporation from electing to be subject to any of Sections 3-803, 3-804(a), 3-804(b) and 3-805 of the MGCL without the stockholder approval referenced above has been approved by the Board in the manner and by the vote required by law.
THIRD: The undersigned acknowledges these Articles Supplementary to be the act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and Chief Executive Officer and attested by its Senior Vice President, General Counsel & Secretary on March 15, 2017.

ATTEST:	XENIA HOTELS & RESORTS, INC.

/s/ TAYLOR C. KESSEL	By:	/s/ MARCEL VERBAAS
Taylor C. Kessel		Marcel Verbaas
Senior Vice President, General Counsel and Secretary		President and Chief Executive Officer